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                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-4 of our report dated February 13, 1997, on our audits of the combined financial statements of Canterbury Care Center, Inc. and Related Companies. We also consent to the references to our firm under the caption "Experts."


                                               /s/ Ralph L. Krasik
                                               CUMMINS, KRASIK & HOHL CO.

Columbus, Ohio
October 27, 1998